AMENDMENT NO. 6
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDMENT NO. 6 dated as of October 17, 1995 (this "Amendment") to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 1994 (as amended by Amendment No. 1 thereto dated as of June 9, 1994, Amendment No. 2 thereto dated as of September 30, 1994, Amendment No. 3 thereto dated as of December 12, 1994, Amendment No. 4 thereto dated as of January 11, 1995 and Amendment No. 5 thereto dated as of March 17, 1995, the "Credit Agreement"), each among CHARTER MEDICAL CORPORATION, a Delaware corporation (the "Compa ny"), the banking and other financial institutions from time to time party thereto (the "Lenders"), BANKERS TRUST COMPANY, as agent for the Lenders, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Co-Agent. Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Credit Agreement after giving effect to the amendments thereto set forth herein.

                              W I T N E S S E T H :

                  WHEREAS, subject to and upon the terms and conditions set forth in the term sheet attached hereto as Exhibit A (the "Term Sheet"), (a) the Company will pur chase from the Green Spring Minority Shareholders outstanding common stock (the "Acquired Green Spring Stock") of Green Spring Health Services, Inc., a Delaware corporation, and (b) substantially concurrent with such purchase, (i) the Company will contribute the Acquired Green Spring Stock and certain other assets to a newly formed corporation in exchange for 51% of the common stock of such newly formed corporation (the "Acquired Green Spring Holdings Stock"), and (ii) the Green Spring Minority Shareholders will contribute outstanding common stock of Green Spring to such newly formed corporation in exchange for 49% of the common stock and 100% of the preferred stock of such newly formed corporation;

                  WHEREAS, the Company has requested that the Credit Agreement be amended to, among other things, (a) permit the Green Spring Acquisition, and
(b) exclude the Green Spring Acquisition from the investment baskets currently provided the Company by the Credit Agreement;

                  WHEREAS, the Company, the Lenders, the Agent and the Co-Agent have agreed that Sections 8.4(a)(i)(A), 8.2(i)(iii), 8.8(n)(iii), 8.2(j)(v), 8.2(k)(v), and

8.5(e)(v) of the Credit Agreement do not, and were not intended to, prohibit provisions relating to declaration or payment of dividends and distributions by Permitted Joint Ventures which are described in the definition of Permitted JV Distribution Provisions in this Amendment; and the Company, the Lenders, the Agent and the Co-Agent have agreed to document the same by adding such definition to the Credit Agreement and appropriate references to such definition to such Sections of the Credit Agreement;

                  WHEREAS, the Credit Parties have requested that each of the Credit Documents be amended to change the designated agent for service of process from CT Corporation to Corporation Service Company; and

                  WHEREAS,   subject  to  and  upon  the  terms  and  conditions
hereinafter set forth and in the Credit Agreement as amended hereby, the Lenders party hereto are will ing to agree to the foregoing;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  Section 1. Initial Amendments to Credit Agreement. Effective as of the Initial Effective Date (as defined in Section 5 hereof), the Credit Agreement is amended as of the date hereof as follows:

                  (a) The last sentence of Section 7.8 of the Credit Agreement is amended by inserting the following before the period ending such sentence:

         "; provided that an Unrestricted Subsidiary that becomes a Subsidiary of the Company on or after the Amendment No. 6 Initial Effective Date shall not be re quired to become a party to a Tax Sharing Agreement unless and until such Unrestricted Subsidiary is or is required to be (as a result of an election by the Company or otherwise) consolidated with the Company for federal, state, local or foreign income tax purposes".

                  (b) Section 8.3 of the Credit  Agreement is hereby  amended by
(i) inserting the phrase "and pursuant to clauses (xi) and (xii) below" after the phrase "pursuant to clauses (i) and (ii) above" in clause (v) thereof; (ii) inserting the phrase "and pursuant to clauses (xi) and (xii) below" after the phrase "pursuant to clauses (i), (ii) and (v) above" in clause (x) thereof;
(iii) deleting the "and" at the end of clause (ix) thereof; (iv) replacing the period at the end of clause (x) thereof with a semi-colon; and (v) inserting the following at the end of such Section as clauses (xi) and (xii) thereof:

                           "(xi)  from time to time  after the  Amendment  No. 6
         Initial Effec tive Date and prior to the earlier to occur of (1) December 31, 1995 and (2) the closing date of the Green Spring Initial Acquisition, the Company may repur chase shares of Company Common Stock for a price not to exceed the then fair market value thereof; provided that (A) the aggregate purchase price paid by the Company in connection with such repurchases shall not exceed $18,290,000; (B) the Minimum Income Tests and the Debt Service Coverage Tests are satisfied with respect to each such repurchase; (C) if the Company repurchases Company Common Stock after the Amendment No. 6 Initial Effective Date and prior to the earlier to occur of (1) December 31, 1995 and (2) the closing date of the Green Spring Initial Acquisition, and such repurchases are also permitted pursu ant to clause (v) above, then, to the extent so permitted, such repurchases shall be considered repurchases pursuant to such clause (v) above for all purposes other than for purposes of clause (A) above; (D) within 120 days following the earlier to occur of
         (1) December 31, 1995 and (2) the closing date of the Green Spring Initial Acquisition, the Company shall consummate a public offering of Company Common Stock which results in the receipt by the Company of Net Proceeds in an aggregate amount at least equal to the positive excess, if any, of the aggregate purchase price paid or payable by the Company in connection with all shares of Company Common Stock repurchased pursuant to this clause (xi) over the product of (x) the shares of Company Common Stock (i) issued or sold to the Green Spring Minority Shareholders on or prior to the closing date of the Green Spring Initial Acquisition in connection with the consummation thereof or (ii) contributed to Green Spring Holdings pursuant to Section 8.8(o)(ii), it being understood that such shares of Company Common Stock shall not be con sidered contributed for purposes of this clause (ii) if the Company or Green Spring Holdings could be adversely affected in any way as a result of any future decline in value of such Company Common Stock or as a result of any negative tax consequences upon the sale or other disposition of such Company Common Stock and (y) the second highest of $20.00, $22.00 and the market value per share (as determined in accordance with the applicable provisions of the Green Spring Acquisition Documents) of the Company Common Stock on the Amend ment No. 6 Green Spring Effective Date, it being understood that such product shall be zero if the Green Spring Acquisition is not consummated on or prior to December 31, 1995 or if Company Common Stock is not issued or sold to such Green Spring Minority Shareholders or contributed to Green Spring Holdings in connection with the consummation of such Green Spring Acquisition; pro vided that, if the Company does not so consummate such public offering, then the amount "60,000,000" in the third line of Section 8.8(r) and the amount

         "80,000,000" in the second proviso to such Section 8.8(r) shall each be reduced automatically by an amount equal to the least amount of Net Proceeds that the Company would have received if it had consummated such public offering in compliance with this clause (D); provided further that, if the Company does not so consummate such public offering, then the amount "75,000,000" in the first proviso to Section 8.10(b), the amount "155,000,000" in clause (A) of the third proviso to such Section 8.10(b) and the amount "175,000,000" in clause (B) of the third proviso to such Section 8.10(b) shall each be reduced automatically by an amount equal to the least amount of Net Proceeds that the Company would have received if it had consummated such public offering in compliance with this clause (D); and (E) the Company complies with Section 4.2(b) in connection with any such public offering; and

                           (xii) the Company and any of its Restricted Subsidiaries may exercise any rights to which the Company or such Restricted Subsidiary is other wise entitled as pledgee with respect to the 152,177 shares of Company Common Stock pledged as collateral pursuant to those certain Stock Pledge Agreements dated as of December 17, 1993, originally between National Mentor Holding Corp. and each of the pledgors party thereto."

                  (c) Clause (iii) of each of Sections 8.2(i) and 8.8(n) of the Credit Agreement and clause (v) of each of Sections 8.2(j), 8.2(k) and 8.5(e) of the Credit Agreement are each amended by inserting "(other than pursuant to Permitted JV Dis tribution Provisions)" after the word "restricted" in each place it appears in such clauses.

                  (d) Section 8.4(a)(i)(A) of the Credit Agreement is amended by adding the following after "Restricted Subsidiaries" in the fifth line thereof and before ",":

         "(provided that Permitted JV Distribution Provisions contained in the governing documents of a Restricted Subsidiary that is a Permitted Joint Venture as the result of a Permitted JV Transaction shall not constitute an encumbrance or re striction that violates clause (A) of this clause (i))".

                  (e) Clause (ii)(B) of the last proviso to Section 8.8(r) of the Credit Agreement is amended by (i) inserting "the sum, without duplication, of (x)" at the beginning of clause (2) thereof; and (ii) inserting the following after the word "interest" at the end of clause (2) thereof:

         ", and (y) all amounts paid by the Company or any Domestic Guarantor at any time in complete or partial satisfaction of each and any such guaranty".

                  (f) Section 8.10(b) of the Credit Agreement is amended by (i) insert ing "the sum, without duplication, of (x)" at the beginning of clause
(B)(ii) of the last proviso to such Section; and (ii) inserting the following after the reference "Section 8.15(a)(ix)" at the end of clause(B)(ii) of the last proviso to such Section:

         ", and (y) all amounts paid by the Company or any Domestic Guarantor at any time in complete or partial satisfaction of each and any such guaranty".

                  (g) Section 8.15(b) of the Credit Agreement is amended by inserting the following at the end of such Section:

         "; provided that (1) the documents evidencing any Indebtedness of any Person that was in existence on the date such Person became an Unrestricted Subsidiary and was not assumed or otherwise incurred in connection with or in anticipation of such Person's becoming an Unrestricted Subsidiary shall not be required to expressly state that such Indebtedness is without recourse to the Company and its Restricted Subsidiaries, and (2) no opinion of the type described in the preceding clause (ii) of this Section 8.15(b) shall be required to be delivered in respect of any Indebtedness described in the preceding clause (1) of this proviso".

                  (h) The following is inserted after the definition of the term "Agreement" in Section 10 of the Agreement:

                           "'Amendment No. 6 Initial Effective Date' shall mean the date the amendments set forth in Sections 1 and 2 of Amendment No. 6, dated as of October 17, 1995, to this Agreement become effective in accordance with the provisions of Section 5(a) thereof."

                  (i) The definition of the term "Debt Service Coverage Tests" in Section 10 of the Credit Agreement is amended (i) by inserting "(or if such Subject Transaction occurs at any time on or prior to March 31, 1996, is a Subject Transaction pursuant to Section 8.8(o)(iii) or is an issuance of Green Spring PSI, 2.5:1.0)" after the ratio "3.0:1.0" in each of clauses (a) and (b) of such definition and (ii) by inserting "(or if such Subject Transaction occurs at any time on or prior to March 31, 1996, is a

Subject Transaction pursuant to Section 8.8(o)(iii) or is an issuance of Green Spring PSI, 4.25:1.0)" after the ratio "4.0:1.0" in clause (c).

                  (j) The following is inserted after the definition of the term "Permitted Joint Venture" in Section 10 of the Credit Agreement:

                           "`Permitted JV Distribution  Provisions'  means, with
         respect to any Permitted Joint Venture, (a) provisions contained in the governing docu ments of such Permitted Joint Venture that prohibit or otherwise restrict the making of distributions by such Permitted Joint Venture solely (i) at any time that any outstanding Indebtedness for borrowed money is owed to any owner of equity interests thereof; (ii) in the case of any such Permitted Joint Venture that is a partnership or limited liability company, to the extent such distribution would cause any partner or member thereof, as applicable, to have a negative balance in its capital account; (iii) without the required approval of at least a majority of (A) the directors thereof (if such Permitted Joint Venture is a corpo ration), (B) the managers or managing members (or, if there are no such managers or managing members, the members of any board or other body that performs functions substantially equivalent to those of a board of directors of a corporation) thereof (if, in any such case, such Permitted Joint Venture is a limited liability company), (C) the general partners thereof (if such Permitted Joint Venture is a partnership), or (D) persons performing a similar function as any of the foregoing (if such Permitted Joint Venture is other than a corporation, limited liability company or partnership);
         (iv) to the extent such distribution would be prohibited by any applicable law described in clause (b) below; (v) out of or through the use of funds of such Permitted Joint Venture that the directors, managers, managing members, general partners (or persons performing substantially equivalent functions) of such Permitted Joint Venture determine are necessary to pay such Permitted Joint Venture's current and anticipated cash obligations, such current and anticipated obligations including, without limita tion, operating expenses, debt service, authorized acquisitions, budgeted capital expenditures, and reasonable reserves in amounts determined by such persons and/or (vi) under other circumstances that are consented to by the Required Lenders in their sole discretion with respect to such Permitted Joint Venture; and (b) prohibitions and other restrictions contained in any corporate, partnership or similar law that is applicable to such Permitted Joint Venture."

                  Section 2. Amendment to Credit Documents. Effective as of the Initial Effective Date, each of the Credit Documents is amended as of the date hereof by revok ing the appointment of CT Corporation System as agent for service of process. Each of the Credit Parties hereby irrevocably designates Corporation Service Company, located at 375 Hudson Street, New York, New York, 10014-3660 (or such other persons as may hereafter be selected by the Credit Parties, with the consent of the Agent), as the designee, appointee and agent of each of such Credit Party to receive, for and on behalf of such Credit Party, service of process in the courts of the State of New York or of the United States of America for the Southern District of New York in any legal action or proceeding with respect to any Credit Document or any document related thereto and such service shall, to the extent permitted by applicable law, be deemed completed ten days after delivery thereof to said agent.

                  Section 3. Green Spring Amendments to Credit Agreement. Effective as of the Green Spring Effective Date (as defined in Section 5 hereof), the Credit Agree ment is amended as of the date hereof as follows (it being understood that to the extent that any of the following amendments to
Section 10 of the Credit Agreement are used for definitional purposes in Section 1 hereof, such amendments to Section 10 shall be effective as of the Initial Effective Date):

                  (a) Section 4.2(a) of the Credit Agreement is amended by inserting the following at the end thereof:

         "Within two Business Days of each date on which a GSH Prepayment Event occurs, the Company shall prepay outstanding Loans in an amount equal to 70% (or, if a Default or an Event of Default exists immediately prior or after giving effect to the occurrence of such GSH Prepayment Event, 100%) of (i) in the case of the occurrence of a GSH Prepayment Event described in clause (a) of the defi nition of such term, the aggregate amount distributed or otherwise transferred to the Company and its Restricted Subsidiaries as a result of or in connection with the GSH Asset Sale giving rise to such GSH Prepayment Event, net of taxes paid or reasonably estimated to be payable by the Company in respect of such distribution or transfer, and (ii) in the case of the occurrence of a GSH Prepayment Event described in clause (b) of the definition of such term, the product of (A) the percentage of the outstanding common stock of Green Spring owned by the Company and its Restricted Subsidiaries, and (B) the portion of the Net Proceeds of the GSH Asset Sale giving rise to such GSH Prepayment Event that are not distributed or otherwise transferred to the shareholders of Green Spring Holdings or reinvested in the business of Green Spring Holdings and its Subsidiaries within 270 days of the occurrence of such GSH Asset Sale."

                  (b) Section 7.1(i) of the Credit Agreement is amended by inserting "or any Green Spring Acquisition Document" after the term "NME Purchase Agreement" in clause (A) of such Section.

                  (c) Section 8.8(c) of the Credit Agreement is amended by replacing the amount "$50,000,000" in the fifth line thereof with "$10,000,000".

                  (d) Section 8.8(o) of the Credit Agreement is amended in its entirety to read as follows:

                           "(o) so long as no Default or Event of Default has occurred and is continuing immediately before or after giving effect thereto:

                                    (i) the Company may purchase on the
         Amendment No. 6 Green Spring Effective Date from all or any of the Green Spring Minority Share holders up to 51% of the outstanding shares of common stock of Green Spring pursuant to and in accordance in all material respects with the terms of the Green Spring Acquisition Documents;
         provided that (A) the sole consideration paid or payable by the Company and its Subsidiaries for such shares is Cash payable on the closing date of such purchase in an aggregate amount not to exceed the Green Spring Cash Consideration Amount and shares of Company Common Stock,
         (B) the Minimum Income Tests and the Debt Service Coverage Tests are satisfied with respect thereto, and (C) the transactions described in clause (ii) below are consummated substantially concurrent therewith;

                                    (ii)  substantially concurrent with the
         consummation of the Green Spring Initial Acquisition, the Company may contribute all of the common stock of Green Spring purchased by the Company pursuant to the preceding clause (i), all of the outstanding capital stock of Group Practice Affili ates, Inc. and either shares of Company Common Stock or Cash in an amount not to exceed the excess, if any, of the Green Spring Cash Consideration Amount over the amount of Cash paid or payable by the Company as described in the preceding clause (i)(A) to Green Spring Holdings pursuant to and in accordance in all material respects with the terms of the Green Spring
         Acquisition Documents; provided that (A) simultaneously   therewith
         the  Green  Spring  Minority   Shareholders contribute  all of their
         respective shares of common stock of Green Spring to Green Spring Holdings; (B) the sole consideration paid or payable to the Company and the Green Spring Minority Shareholders for such contributions by the Company and the Green Spring Minority Shareholders is shares of common stock of Green Spring Holdings and GSH Preferred Stock; (C) simultaneously therewith there shall be established a sinking fund for any such GSH Preferred Stock paid or payable to Green Spring Minority Sharehold ers which complies with clause (D) or (E) below; (D) if the Company contrib utes Cash to Green Spring Holdings as described in this clause (ii), then the sinking fund established with respect to the GSH Preferred Stock shall (1) be in an amount equal to the amount of Cash so contributed or (2) consist solely of all shares of Company Common Stock purchased by Green Spring Holdings with the Cash contributed to Green Spring Holdings by the Company as described in this clause (ii) and any Cash so contributed which is not used to purchase shares of Company Common Stock; (E) if the Company contributes shares of Company Common Stock pursuant to this clause (ii), then the sinking fund established with respect to the GSH Preferred Stock shall consist solely of such shares; (F) any GSH Preferred Stock paid or payable to Green Spring Minority Sharehold ers as described in this clause (ii) (1) shall have a stated value, liquidation prefer ence and redemption price (if any) which do not in the aggregate in any such case exceed (x) the amount of Cash contributed to Green Spring Holdings by the Company as described in this clause (ii) if the sinking fund established with respect to the GSH Preferred Stock consists solely of Cash, (y) the shares of Company Common Stock contributed to Green Spring Holdings by the Company or purchased by Green Spring Holdings as described in this clause (ii) if the sinking fund established with respect to the GSH Preferred Stock consists solely of Company Common Stock, and (z) the shares of Company Common Stock purchased by Green Spring Holdings with the Cash contributed to Green Spring Holdings by the Company as described in this clause (ii) and any Cash so contributed which is not used to purchase shares of Company Common Stock if the sinking fund established with respect to the GSH Preferred Stock consists of any combination of Company Common Stock and Cash; it being understood that no holder of GSH Preferred Stock shall have any claim as a holder of GSH Preferred Stock to Cash, stock or other property the value of which would exceed in the aggregate for all such holders taken together the amount of Cash contributed to Green Spring Holdings as described in this clause (ii) and the fair market value of the Company Common Stock that is in the sinking fund established with respect to the GSH Preferred Stock as described in this clause (ii) at the time of determination of such claim, and (2) may be convertible into shares of common stock of Green Spring Holdings as a means for such Green Spring Minority Shareholders to fund capital requirements of Green Spring Holdings only if, simultaneously with such conversion, a portion of the sinking fund established with respect to such GSH Preferred Stock corresponding to the portion of the original amount of the GSH Preferred Stock so converted is required to be released from such sinking fund (and, if the portion of the sinking fund so to be released consists in whole or in part of shares of Company Common Stock, such shares shall be required to be sold so that Cash is released from such sinking fund); (G) the Minimum Income Tests and the Debt Service Coverage Tests are satisfied with respect to such contribution by the Company; and (H) immediately after giving effect to such contributions by the Company and the Green Spring Minority Shareholders, Green Spring Holdings directly owns all of the outstanding shares of capital stock of Green Spring and the Company directly owns at least 51% of the outstanding shares of each class of common stock of Green Spring Holdings;

                                            (iii) the Company may purchase from
         time to time at any time that occurs after the Amendment No. 6 Green Spring Effective Date and on or prior to the third anniversary thereof from any Green Spring Minority Shareholder all or any portion of the GSH Minority Shares of such Green Spring Minority Shareholder; provided that (A) the sole consideration paid or payable by the Company and its Subsidiaries in respect of any such purchase of such shares is either (1) Green Spring PSI permitted by
         Section 8.7(f) in an aggregate principal amount not to exceed the GSH Minority Interest Put Amount for the GSH Minority Shares subject to such purchase (or, at the election of the Company, Cash in an aggregate amount not in excess of such GSH Minority Interest Put Amount; provided that the Company may only so elect if, immediately after giving effect to the payment of such Cash consideration, the sum of (i) the aggregate principal amount of Revolving Loans outstanding for all Lenders at such time, (ii) $25,000,000, (iii) the Letter of Credit Outstandings at such time, (iv) the aggregate amount of all of the Lenders' Subsidiary Credit Extensions at such time, and (v) the then aggregate outstanding principal amount of all Swingline Borrowings (without duplication of any Revolving Loans made with respect thereto pursuant to Section 1.4) does not exceed an amount equal to the Total Revolving Loan Commitment), (2) shares of Company Common Stock, or (3) a combination of (1) and (2) above, (B) if the consideration for such purchase includes Cash or Green Spring PSI, the Minimum Income Tests and the Debt Service Coverage Tests are satisfied with respect thereto,
         (C) such acquisition is required to be made pursuant to the terms of the Green Spring Acquisition Documents as a result of the occurrence of a GSH Minority Interest Put and is made in accordance in all material respects with the terms of the Green Spring Acquisition Documents, and
         (D) after giving effect to such pur chase, the sum of the aggregate amount of Cash paid by the Company and its

         Subsidiaries and the aggregate original principal amount of Green Spring PSI issued by the Company, in each case in connection with all purchases of GSH Minority Shares pursuant to this Section 8.8(o), shall not exceed $81,830,000, plus an amount equal to the aggregate cash capital contributions (including cash contributions made by release of Cash from the sinking fund established with respect to GSH Preferred Stock) made to Green Spring Holdings by Green Spring Minority Shareholders after the Amendment No. 6 Green Spring Effec tive Date and up to the date of any such purchase, less the aggregate value of all shares of Company Common Stock issued or otherwise transferred by the Company pursuant to this Section 8.8(o) in exchange for GSH Minority Shares (for purposes of the foregoing, the value of each share of Company Common Stock so issued or otherwise transferred shall be deemed to be $23.00); and

                                    (iv) the Company and its Restricted
         Subsidiaries may make, in addition to the Investments permitted by the preceding clauses (i), (ii) and (iii) of this Section 8.8(o), up to, in the aggregate, $50,000,000 of Invest ments of Cash and other assets (other than Facilities) in Green Spring Holdings and its Subsidiaries, the Clinical Services Unit and the MIS Unit, collectively; provided that the amount of Investments permitted to be made at any time pursu ant to this clause (iv) shall be increased by the lesser of (A) $30,000,000, and (B) the then Accumulated Excess Cash Flow; provided further that no more than $50,000,0000 of such Investments in the aggregate may be made at any time prior to the first anniversary of the Closing Date, no more than $60,000,000 of such Investments in the aggregate may be made at any time prior to the second anniversary of the Closing Date, no more than $70,000,000 of such Investments in the aggregate may be made at any time prior to the third anniversary of the Closing Date and no more than $80,000,000 of such Investments may be made in the aggregate; provided further that no such Investment pursuant to this clause (iv) shall be permitted unless the Minimum Income Tests and the Debt Service Coverage Tests are satisfied with respect thereto; and, provided further, that the aggregate amount of Investments otherwise permitted by this clause (iv) at any time shall be reduced by the sum, without duplication, of (1) the then aggregate outstanding amounts (as determined in accordance with the definition of Accommodation Obligations) of all guaranties made by the Company and the Domestic Guarantors of Indebtedness and other obligations of Green Spring Holdings, any of Green Spring Holdings' Subsidiaries, the Clinical Services Unit and/or the MIS Unit, (2) all amounts paid by the Company or any Domestic Guarantor at any time in complete or partial satisfaction of any guaranty made by the Company or any Domestic Subsidiary of Indebtedness or other obliga tions of Green Spring Holdings, any of Green Spring Holdings' Subsidiaries, the Clinical Services Unit and/or the MIS Unit, and (3) the aggregate amount of In vestments that were made by the Company and its Restricted Subsidiaries in the Clinical Services Unit and/or the MIS Unit prior to the Closing Date;".

                  (e) Clause (ii)(B) of the last proviso to Section 8.8(r) of the Credit Agreement is amended by inserting ", the Green Spring Acquisition and other purchases by the Company of shares of common stock of Green Spring Holdings, but only to the extent the aggregate amount paid or payable in Cash, property or otherwise for all such other purchases does not exceed $81,830,000, plus an amount equal to the aggregate cash capital contributions (including cash contributions made by release of Cash from the sinking fund established with respect to GSH Preferred Stock) made to Green Spring Holdings by Green Spring Minority Shareholders after the Amendment No. 6 Green Spring Effective Date and up to the date of any such purchase (it being understood that, for purposes of the foregoing, the value of each share of Company Common Stock issued in connection with any such purchase that is made pursuant to Section 8.8(o)(iii) shall be deemed to be $23.00)" at the end of the parenthetical contained in clause (1) thereof.

                  (f) Section 8.10(b) of the Credit Agreement is amended by (i) inserting ", the Green Spring Acquisition and other purchases by the Company of shares of common stock of Green Spring Holdings, but only to the extent the aggregate amount paid or payable in Cash, property or otherwise for all such other purchases does not exceed $81,830,000, plus an amount equal to the aggregate cash capital contributions (including cash contributions made by release of Cash from the sinking fund established with respect to GSH Preferred Stock) made to Green Spring Holdings by Green Spring Minority Shareholders after the Amendment No. 6 Green Spring Effective Date and up to the date of any such purchase (it being understood that, for purposes of the foregoing, the value of each share of Company Common Stock issued in connection with any such purchase that is made pursuant to Section 8.8(o)(iii) shall be deemed to be $23.00)" after the term "NME Acquisition" in the tenth line of such Section; and (ii) inserting "Green Spring Holdings and its Subsidiaries," before the words "the Clinical Services Unit" in the second parenthetical appearing in clause (B)(ii) of the last proviso to such Section.

                  (g) Section 8.11(d) of the Credit Agreement is amended by (i) inserting ", the Green Spring Acquisition Documents" after the term "NME Purchase Agreement" the first time such term appears in such Section; and (ii) inserting "or any of the conditions under the Green Spring Acquisition Documents to its obligations to consummate all or any part of the Green Spring Acquisition" after the term "NME Acquisition" at the end of such Section.

                  (h) The following is inserted after Section 8.16 of the Credit Agreement:

                           "8.17 Certain Covenants Regarding Green Spring Holdings and its Subsidiaries. If Green Spring or Green Spring Holdings becomes a 95% or more owned Subsidiary of the Company, then (i) the Company shall give the Agent notice thereof within 10 Business Days of the obtainment of such an ownership interest, and (ii) promptly, and in any event, within 30 days of the obtainment of such an ownership interest, the Company shall cause Green Spring Holdings (and/or Green Spring, as the case may be) and each of its 95% or more owned Subsidiaries (other than Group Practice Affiliates, Inc. and its Subsidiaries) to guaranty the Obligations and secure such guaranty and the Obli gations with a perfected Lien on all of its assets (other than real property and other types of assets that are not included as Collateral under the Security Stock and Notes Pledge or the Subsidiary Pledge and Security Agreement) pursuant to documents that are in form and substance satisfactory to the Agent in its reasonable discretion, and (iii) notwithstanding anything to the contrary con tained in the definition of the term 'Unrestricted Subsidiary', each of Green Spring Holdings (and/or Green Spring, as the case may be) and its 95% or more owned Subsidiaries (other than Group Practice Affiliates, Inc. and its Subsidiar ies) shall cease to be an Unrestricted Subsidiary upon the entering into by it of the documents described in the preceding clause
         (ii)."

                  (i) The following is inserted before the definition of the term "Amendment No. 6 Initial Effective Date" in Section 10 of the
Agreement:

                           "'Amendment No. 6 Green Spring Effective Date' shall mean the date the amendments set forth in Section 3 of Amendment No. 6, dated as of October 17, 1995, to this Agreement become effective in accordance with the provisions of Section 5(b) thereof."

                  (j) The following is inserted after the definition of the term "GAAP" in Section 10 of the Agreement:

                           "'Green Spring' shall mean Green Spring Health
Services, Inc., a Delaware corporation.

                           'Green Spring Acquisition' shall mean the acquisition by the Company of shares of common stock of Green Spring and Green Spring Holdings pursuant to clauses (i) and (ii) of Section 8.8(o) hereof.

                           'Green Spring Acquisition Documents' shall mean, collectively, each instrument and other agreement from time to time entered into by the Company or any of its Subsidiaries in connection with the Green Spring Acquisition or each and any acquisition by the Company of GSH Minority Shares, including, without limitation, each and any stock purchase agreement and contribution agreement in respect thereof, each and any shareholder or other similar agreement entered into with any Green Spring Minority Shareholder or any other holder of equity interests in Green Spring Holdings, each document evidencing or governing the terms of any Green Spring PSI, each document evidencing or governing the terms of any GSH Preferred Stock and each other agreement and instrument from time to time entered into by the Company or any of its Subsidiaries pursuant to or in respect of any of the foregoing documents, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                           'Green Spring Cash Consideration Amount' shall mean $80,000,000 less, if any portion of the consideration to be paid by the Company for shares of common stock of Green Spring pursuant to the Green Spring Acquisition Document is shares of Company Common Stock, or if the Company contributes shares of Company Common Stock to Green Spring Holdings pursuant to Section 8.8(o)(ii), the product of the number of all such shares of Company Common Stock times the second highest of $20.00, $22.00 and the market value per share (as determined in accordance with the applicable provi sions of the Green Spring Acquisition Documents) of the Company Common Stock on the Amendment No. 6 Green Spring Effective Date.

                           'Green Spring Holdings' shall mean a corporation organized under the laws of a State of the United States of America for the purpose of becoming on the Amendment No. 6 Green Spring Effective Date the owner of all of the outstanding common stock of Green Spring and Group Practice Affiliates, Inc.

                           'Green Spring Initial Acquisition' shall mean the consummation of the portion of the Green Spring Acquisition described in clause (i) of Section 8.8(o) hereof.'

                           'Green Spring Minority Shareholders' shall mean, collectively, Blue Cross and Blue Shield of New Jersey, Inc., Health Care Service Corpora tion, Independence Blue Cross, Medical Service Association of Pennsylvania, Pierce County Medical Bureau, Inc., Veritus, Inc. and their respective successors and permitted transferees (other than the Company and any of its Subsidiaries) of common stock of Green Spring under the Green Spring Acquisition Docu ments.

                           'Green Spring PSI' shall mean unsecured  Indebtedness
         of the Company which (a) is issued by the Company in consideration for the acquisi tion by the Company of any GSH Minority Shares as a result of the occurrence of a GSH Minority Interest Put; (b) has a final maturity that is no earlier than the seventh anniversary of the Amendment No. 6 Green Spring Effective Date; (c) is not guaranteed by any Person; (d) does not provide for any scheduled repay ments, required prepayments, fixed sinking fund payments, serial maturities, required offers to purchase or similar payments in respect of all of any of the principal of such Indebtedness prior to the final maturity thereof; (e) does not permit any holder of such Indebtedness to declare all or any part of such In debtedness to be paid or purchased before the final maturity thereof for any reason other than the occurrence of a default in respect thereof; (f) does not con tain any financial maintenance covenants or a cross-default (although it may contain a cross-acceleration to, and a cross-default to a payment default upon the express final maturity of, Indebtedness having an outstanding aggregate prin cipal amount of no less than $15,000,000, individually, and $30,000,000 in the aggregate); (g) is subordinated to the Obligations pursuant to provisions that are no less favorable in any material respect to the Lenders than those contained in the Subordinated Debt Documents and that are consented to by the Agent in its sole discretion; (h) is pari passu with or subordinated to the Senior Subordinated Notes; (i) bears interest at a rate that is less than or equal to 10% per annum, and has payment dates for such interest that occur no more frequently than semi-annually; and (j) is incurred pursuant to documentation containing terms, condi tions, covenants, events of default and other provisions that are consistent with the foregoing provisions of this definition and are consented to by the Agent in its sole discretion.

                           'GSH Asset Sale' shall mean the occurrence of each and any sale, conveyance, transfer or other disposition (including, without limitation, as a result of a merger or consolidation) or series of related sales, conveyances, transfers or other dispositions by Green Spring Holdings or any of its Subsidiar ies to any Person other than the Company, a Domestic Guarantor, Green Spring Holdings or a 95% or
         more owned Subsidiary of Green Spring Holdings of all or any substantial portion of (a) any class of equity interests owned by it of any Subsidiary of Green Spring Holdings, or (b) the assets of Green Spring Holdings or any of its Subsidiaries, in any such case that have
         (i) individually, a fair market value in excess of $1,000,000, or (ii) in the aggregate during any fiscal year of the Company a fair market value in excess of $5,000,000 (aggregating, for purposes of this clause
         (ii), such sales, conveyances, transfers and other dispositions, or series of related sales, conveyances, transfers and other dispositions, involving equity interests or other assets having a fair market value in excess of $200,000 and less than or equal to $1,000,000); provided that no sale, conveyance, transfer or other disposition of any asset described in clauses (a) or (b) above shall constitute a GSH Asset Sale if the same also constitutes an Asset Sale.

                           'GSH Minority Interest Put' shall mean an election made by any Green Spring Minority Shareholder pursuant to and in accordance with the terms of the Green Spring Acquisition Documents entered into on or prior to the Amendment No. 6 Green Spring Effective Date (as amended, supplemented or otherwise modified in accordance with the terms hereof) to sell to the Company all or any portion of the GSH Minority Shares owned by such Green Spring Minority Shareholder.

                           'GSH Minority Interest Put Amount' shall mean, with respect to any GSH Minority Shares subject to a GSH Minority Interest Put, the product of $167,000,000 and the percentage of the entire outstanding common stock of Green Spring Holdings represented by such GSH Minority Shares.

                           'GSH Minority Shares' shall mean, as of any time of determina tion, the shares of common stock of Green Spring Holdings owned by the Green Spring Minority Shareholders at such time of determination.

                           'GSH Preferred Stock' shall mean any shares of preferred stock of Green Spring Holdings paid or payable to the Green Spring Minority Share holders as part of the consideration paid or payable to such Green Spring Minor ity Shareholders in connection with the Green Spring Acquisition.

                           'GSH Prepayment Event' shall mean the occurrence of each and any GSH Asset Sale and either (a) a distribution or other transfer to the Compa ny or any Restricted Subsidiary of all or any portion of the Net Proceeds of (or a distribution or other transfer to the Company or any Restricted Subsidiary of Cash or any other assets is made in connection with or as a result of) such GSH Asset Sale, or (b) the failure of all or any portion of the Net Proceeds of such GSH Asset Sale to be reinvested in the business of Green Spring Holdings or any of its Subsidiaries or distributed or otherwise transferred to the shareholders of Green Spring Holdings within 270 days of Green Spring Holdings' or such Subsidiaries', as the case may be, receipt thereof."

                  (k) Clause (a) of the definition of the term "Net Proceeds" in
Section 10 of the Credit Agreement is amended by (i) inserting the words "or GSH Asset Sale" after the term "Asset Sale" the first time such term appears in such clause (a); (ii) inserting the parenthetical (or Green Spring Holdings and its Subsidiaries in the case of a GSH Asset Sale)" after the term "Restricted Subsidiaries" the first time such term appears in such clause (a); and (iii) inserting the words "or GSH Asset Sale, as the case may be" before the semi-colon appearing before the proviso to such clause (a).

                  (l) The definition of the term "Permitted Subordinated Indebtedness" in Section 10 of the Credit Agreement is amended by (i) deleting the word "and" before the beginning of clause (b) thereof; (ii) inserting the parenthetical "(other than Green Spring PSI)" after the words "any other unsecured Indebtedness of the Company" appearing at the beginning of clause (b) of such definition; and (iii) inserting "; and (c) Green Spring PSI" after the word "business" appearing at the end of such definition.

                  Section 4. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders that:

                  (a) The Company has furnished to the Agent for the benefit of the Lenders prior to the date hereof (i) a copy of (A) the audited consolidated balance sheets of Green Spring and its Subsidiaries as of December 31, 1994, together with the related audited consolidated statements of operations and cash flows of Green Spring and its Subsidiaries for the fiscal year of Green Spring then ended, and (B) the unaudited consolidated balance sheet of Green Spring and its Subsidiaries as of June 30, 1995, together with the related unaudited consolidated statements of operations and cash flows of Green Spring and its Subsidiaries for the six-month period then ended; and (ii) a copy of the unaudited pro forma projected consolidated balance sheet of the Company and its Subsidiaries (after giving effect to the Green Spring Acquisition and the financing there of) as of September 30, 1995, and the unaudited pro forma projected consolidated state ments of operations for the Company and its Subsidiaries (after giving effect to the

Green Spring Acquisition and the financing thereof) for the year ended September 30, 1995. The financial statements referred to in clause (i) above fairly present in all mate rial respects the financial condition and results of operations of the entities covered thereby on the dates and/or for the periods covered thereby, all, except as set forth in Schedule 6.4 to the Credit Agreement, in accordance with GAAP consistently applied, subject, in the case of any such interim or unaudited financial statements referred to above, to normal, recurring adjustments and the absence of footnotes thereto. The pro forma projected financial statements described in clause (ii) above were prepared by the Company in a reasonable manner consistent, to the extent they include periods covered by the financial statements described in clause (i) above or financial statements delivered by the Company pursuant to the Credit Agreement, with GAAP (except as set forth on Schedule 6.4 to the Credit Agreement) and, with respect to the portion of the period covered by such pro forma projected financial statements that are not covered by such other financial statements, represent the Company's good faith estimate of its, Green Spring's and its other Subsidiaries consolidated financial condition and perfor mance for such portion of such period, it being understood that such pro forma projected financial statements are not necessarily indicative of the results which would have actually been attained had the Green Spring Acquisition been completed as of the dates and for the periods presented in such pro forma financial statements or that such future financial condition or results of operations will in fact be achieved. Although the finan cial statements referred to in clause (i) of this paragraph were provided to the Company by Green Spring, the Company believes the same were prepared in good faith and has no reason to believe the information set forth therein is inaccurate in any material re spect. As of the date hereof and the Green Spring Effective Date, except as permitted by the Credit Agreement as amended hereby, no material contingent liabilities of the Company, Green Spring or any of their respective Subsidiaries exist which are not fully disclosed in all material respects in the financial statements described in clause (i) or (ii) above, the most recent financial statements of the Company delivered to the Lenders pursuant to the Credit Agreement or in the related notes or schedules thereto.

                  (b) After giving effect to the consummation of the Green Spring Acquisition, Green Spring Holdings will own all of the shares of each class of stock of Green Spring on a fully diluted basis, and the Company will own at least 51% of all of the shares of each class of common stock of Green Spring Holdings on a fully diluted basis (excluding for purposes of calculating the foregoing percentage, the percentage, if any, that would be attributable to any GSH Preferred Stock as a result of any con version rights available to the holders of such GSH Preferred Stock as described in clause (ii) of Section
8.8(o) of the Credit Agreement after giving effect to the amendments to the Credit Agreement contemplated hereby).

                  (c) The execution and delivery by the Company of this Amendment and the Green Spring Acquisition Documents, the performance by the Company and the other Credit Parties, as applicable, of this Amendment, the other Credit Documents as amended or otherwise modified hereby and the Green Spring Acquisition Documents and the consummation by the Company and the other Credit Parties, as applicable, of the transactions contemplated hereby and thereby are within the Company's and the other Credit Parties', as applicable, corporate powers, have been duly authorized by all necessary corporate or other action and will not (i) contravene the certificate or articles of incorporation or the bylaws of the Company or any of its Subsidiaries, (ii) contravene any law, regulation, order, writ, judgment, decree, determination or award currently in effect binding on or affecting the Company or any of its Subsidiaries or any of their re spective assets, except where such contravention would not have a Material Adverse Effect, or (iii) conflict with or result in any breach of any of the terms, covenants, condi tions or provisions of, or constitute a default under, or result in the creation or impo sition of any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any inden ture, mortgage, deed of trust, agreement or other instrument (including, without limita tion, the Senior Subordinated Notes Indenture) to which the Company or any of its Sub sidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound or subject to, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect.

                  (d) Except (i) such as have been duly obtained, made or given and are in full force and effect, (ii) as fully disclosed on Schedule 6.7 to the Credit Agreement, or (iii) in the case of the performance or consummation of all or any portion of the Green Spring Acquisition Documents or the Green Spring Acquisition, respectively, such as will be duly obtained, made or given and be in full force and effect at the time of such performance or consummation, as applicable, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or notice to or exemption by any governmental or public body or authority, domestic or foreign, or any subdivision thereof, or any other Person or group of Persons is required to authorize, or is required in connection with (A) the execution, delivery or perfor mance of this Amendment, any Green Spring Acquisition Document, the Credit Documents as amended or otherwise modified hereby or the consummation of the Green Spring Acquisition or any of the other transactions contemplated hereby or thereby (in cluding, without limitation, any such consents that are required for the pledge to the Col lateral Agent under the Company Stock and Notes Pledge of the common stock of Green Spring Holdings from time to time owned by the Company and to the foreclosure upon the same by the Collateral Agent); or (B) the legality, validity, binding effect or enforce ability of this Amendment, any Green Spring Acquisition Document, any Credit Document as amended or otherwise modified hereby, the Green Spring Acquisition or any of the other transactions contemplated hereby or thereby.

                  (e) Each Green Spring Acquisition Document from time to time entered into by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorga nization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (f) This Amendment and the other Credit Documents as amended or otherwise modified hereby constitute the legal, valid and binding obligations of the Company and the other Credit Parties party thereto, enforceable against the Company and such Credit Parties in accordance with their respective terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganiza tion, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) On and as of the date hereof, and both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                  (h) The representations and warranties of the Company and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on and as of the date hereof and will be true and correct on and as of each of the Initial Effective Date and the Green Spring Effective Date both before and after giving effect to the effectiveness of this Amendment, except, in either such case, to the extent such representations and warran ties expressly relate to a specific date.

                  (i) The representations and warranties of the Company that will be set forth in the Green Spring Acquisition Documents will be true and correct in all material respects as of the respective dates on which they are made and, to the extent remade on any date, will be true and correct in all material respects as of the date remade. Except as disclosed in writing to the Agent for the account of the Lenders, all of the conditions precedent to the obligations of the Company under the Green Spring Acquisition Documents that are required to be satisfied on or prior to the closing date of the Green

Spring Acquisition will have been satisfied as of such date in all material respects, without any waiver thereof not consented to by the Agent in writing.

                  Section 5. Conditions Precedent to Effectiveness. (a) The effectiveness of the amendments to the Credit Documents set forth in Sections 1 and 2 hereof is sub ject to the satisfaction of the following conditions precedent on or prior to December 31, 1995 (the date, if any, on which Sections 1 and 2 hereof become effective is the "Initial Effective Date"):

                           (i) Amendment No. 6. The Agent shall have received duly executed counterparts of this Amendment from the Company, each Subsidiary of the Company that is a party to any Credit Document and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

                           (ii) Representations and Warranties. The representations and warranties contained in Section 4 hereof shall be true and correct on and as of the Initial Effective Date as though made on and as of the Initial Effective Date both before and after giving effect to this Amendment, except for such represen tations and warranties which expressly relate to a different date.

                           (iii) Appointment Form. For purposes of the effectiveness of Section 2 hereof, the Agent shall have received a form appointing Corporation Service Company as agent for service of process executed by each of the Credit Parties, which appointment form shall be reasonably satisfactory in form and substance to the Agent.

                  (b) Except as otherwise provided in the introductory paragraph to Section 3 hereof, the effectiveness of the amendments to the Credit Agreement set forth in Sec tion 3 hereof is subject to the satisfaction of the following conditions precedent on or prior to December 31, 1995 (the date, if any, on which Section 3 hereof becomes effec tive is the "Green Spring Effective Date"):

                           (i) Amendment No. 6. The Agent shall have received duly executed counterparts of this Amendment from the Company, each Subsidiary of the Company that is a party to any Credit Document and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

                           (ii) Officer's Closing Certificate. The Agent shall have received (with a copy for each of the Lenders) a certificate dated the Green Spring

         Effective Date of the Chief Executive Officer, Chief Financial Officer or the Treasurer of the Company certifying that on and as of the Green Spring Effec tive Date: (i) no Default or Event of Default has occurred and is continuing either before or after giving effect to the Green Spring Acquisition, (ii) the repre sentations and warranties of the Company and the other Credit Parties set forth in this Amendment and the other Credit Documents are true and correct on and as of the Green Spring Effective Date both before and after giving effect to the Green Spring Acquisition, except to the extent such representations and warran ties expressly relate to a different specific date, and (iii) the other conditions precedent set forth in this Section 5 have been satisfied.

                           (iii) Green Spring Corporate Documents. The Agent shall have received (with a copy for each of the Lenders) true, correct and complete copies of the Articles of Incorporation and By-laws of Green Spring and Green Spring Holdings, respectively, as in effect immediately after giving effect to the Green Spring Acquisition, and such Articles of Incorporation and By-laws shall be in form and substance satisfactory to the Agent in its reasonable discretion.

                           (iv) Opinion of the Company's Counsel. The Agent shall have received (with a copy for each of the Lenders) a favorable opinion dated the Green Spring Effective Date of King & Spalding, counsel for the Company, as to such matters as the Agent may reasonably request, which opinion shall be in form and substance satisfactory to the Agent in its reasonable discretion.

                           (v) Green Spring Acquisition Documents. The Company shall have entered into a stock purchase or similar agreement or agreements in respect of the Green Spring Acquisition (collectively, the "Stock Purchase Agreements") that are in form and substance satisfactory to the Agent in its sole discretion. Each of the other Green Spring Acquisition Documents entered into (or to be en tered into pursuant to the Stock Purchase Agreements or otherwise) in connec tion with the consummation of the Green Spring Acquisition (including, without limitation, the exhibits and schedules thereto) and the structure of the Green Spring Acquisition shall be in form and substance satisfactory to the Agent in its sole discretion, such other Green Spring Acquisition Documents shall have been duly executed and delivered by the parties thereto, and neither the Stock Purchase Agreements nor any such other Green Spring Acquisition Document shall have been amended in any material respect without the prior written consent of the Agent. The Agent shall have received (with copies for each of the Lenders) executed copies of each of the Stock Purchase Agreements and the other Green Spring Acquisition Documents as in effect on the Green Spring Effective Date, certified as of such date as being true and correct copies thereof by an authorized officer of the Company, and such Green Spring Acquisition Documents shall be in full force and effect. The certificates and opinions to be delivered to, by or on behalf of the Company or any of its Subsidiaries pursuant to any Green Spring Acquisition Document shall be addressed to the Lenders or shall be accompanied by letters, in form and substance satisfactory to the Agent in its reasonable discretion, entitling the Lenders to rely thereon.

                           (vi) Consummation of Green Spring Acquisition. The Green Spring Acquisition shall have been consummated in accordance in all material respects with all of the terms of the Stock Purchase Agreements and the other applicable Green Spring Acquisition Documents, and none of the conditions precedent set forth therein to the obligations of the Company to consummate all or any portion of the Green Spring Acquisition shall have been waived by the Company without the prior written consent of the Agent. Immediately after giving effect to the consummation of the Green Spring Acquisition, (i) Green Spring Holdings shall be a Subsidiary of the Company and Green Spring Holdings shall be the owner of all of the outstanding shares of capital stock of Green Spring, (ii) the sole outstanding shares of stock of Green Spring and Green Spring Holdings shall be common stock and GSH Preferred Stock, and (iii) except as contemplated by the section of the Term Sheet entitled "Terms of Exchange Agreement", there shall be no outstanding securities that are con vertible into or exchangeable for capital stock of, or other equity interests in, Green Spring or Green Spring Holdings or any rights to subscribe for or pur chase, any warrants or options for the purchase of, any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock of or other equity interests in Green Spring or Green Spring Holdings or any securities convertible or ex changeable therefor, except that any GSH Preferred Stock may be convertible into common stock of Green Spring Holdings as described in clause (ii) of Sec tion 8.8(o) of the Credit Agreement after giving effect to the amendments to the Credit Agreement contemplated hereby.

                           (vii) Pledge of Acquired Green Spring Holdings Stock. The Collateral Agent shall have a valid and enforceable perfected security interest in and Lien on all of the Acquired Green Spring Holdings Stock that is superior and prior to the rights of all other Persons therein (as provided in the Uniform Commercial Code) and subject to no other Liens other than Liens permitted by the Credit Agreement. In furtherance thereof, the Company shall have delivered to the Collateral Agent for the benefit of the Lenders pursuant to the Company Stock and Notes Pledge share certificates in the name of the Company and repre senting all of the Acquired Green Spring Holdings Stock, together with undated stock powers therefor duly executed in blank by the Company and a certificate dated the Green Spring Effective Date meeting the requirements of Section 4.2 of the Company Stock and Notes Pledge, which certificate shall be dated the Green Spring Effective Date.

                           (viii)  Financial  Statements.  The Agent  shall have
         received (with copies for each of the Lenders) such financial statements of Green Spring and its Subsidiaries as are delivered to the Company pursuant to the Green Spring Acquisition Documents in connection with the consummation of the Green Spring Acquisition and, in any event, an unaudited consolidated balance sheet of Green Spring and its Subsidiaries as of a date that is no more than 60 days prior to the Green Spring Effective Date, together with related unaudited consol idated statements of operations and, if available, cash flows of Green Spring and its Subsidiaries for the period commencing on January 1, 1995 and ending on the date of such balance sheet; in each case accompanied by a certificate of the chief financial officer of the Company that is in form and substance satisfactory to the Agent.

                           (ix) Projections. The Agent shall have received (with copies for each of the Lenders) projections prepared by the Company demonstrating the projected consolidated financial condition, results of operations and cash flows of the Company, Green Spring and the Company's other Subsidiaries after giving effect to the Green Spring Acquisition, in each of the foregoing cases for the period commencing on October 1, 1995 and ending on September 30, 1999, and accompanied by a certificate of an executive officer of the Company certi fying that such projections, as of the date of preparation thereof, are reasonable and represent the Company's good faith estimate of its, Green Spring's and its other Subsidiaries' consolidated financial condition and performance after giving effect to the Green Spring Acquisition, it being understood that nothing con tained in such certificate shall constitute a representation or warranty that such future financial condition or results of operations will in fact be achieved. The foregoing shall be in form and substance satisfactory to the Agent.

                           (x) Material Events. No event, action or proceeding shall have occurred or condition shall have arisen at any time after June 30, 1995 with re spect to any Credit Party, any Transaction Document or any Transaction which the Agent or the Required Lenders by notice to the Agent has reasonably deter mined could have a Material Adverse Effect either before or after giving effect to the consummation of the Green Spring Acquisition. No event, action or pro ceeding shall have occurred or condition shall have arisen at any time after December 31, 1994 with respect to Green Spring, Green Spring Holdings, any Green Spring Acquisition Document or any of the transactions contemplated hereby or thereby which the Agent or the Required Lenders by notice to the Agent has reasonably determined could have a Material Adverse Effect either before or after giving effect to the Green Spring Acquisition or a material adverse effect on the business, property, assets, condition (financial or otherwise), liabilities or operations of Green Spring Holdings, Green Spring and Green Spring's Subsidiaries taken as a whole.

                           (xi) Absence of Litigation. There shall be no pending or threatened action, proceeding or investigation seeking to enjoin or challenging, or seeking damages in connection with, this Amendment, any other Credit Document, any Green Spring Acquisition Document or the consummation of the Green Spring Acquisition or any of the other transactions contemplated hereby or thereby that, in the sole judgment of the Agent is, individually or in the aggregate, likely to have a Material Adverse Effect or otherwise material.

                           (xii) Representations and Warranties. The representations and warranties contained in Section 4 hereof shall be true and correct on and as of the Green Spring Effective Date as though made on and as of the Green Spring Effective Date both before and after giving effect to the Green Spring Acqui sition, except for such representations and warranties which expressly relate to a different date.

                           (xiii) Corporate Proceedings, etc. All corporate, partnership and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Amendment and the Green Spring Acquisition Documents shall be satisfactory in form and substance to the Agent in its sole discretion, and the Agent shall have received (with copies for each of the Lenders) all information and copies of all documents and papers, including, without limitations, certified records of corporate and partnership proceedings and governmental approvals, if any, which the Agent, on behalf of any Lender, may have reasonably requested in connection with the consummation of the Green Spring Acquisition and the other transactions contemplated hereby.

                  Section 6. Interim Conditional Consent. Notwithstanding any prohibition thereon contained in the Credit Agreement, the Lenders party hereto hereby consent to the consummation of the Green Spring Initial Acquisition described in clause (i) of Section 8.8(o) of the Credit Agreement after giving effect to the amendments to the Credit Agreement contemplated hereby; provided that (a) the Green Spring Initial Acquisition is consummated in accordance with the provisions of such clause (i) and the conditions set forth in such clause
(i) with respect thereto are satisfied, (b) the portion of the Green Spring Acquisition described in clause (ii) of Section 8.8(o) of the Credit Agreement after giving effect to the amendments to the Credit Agreement contemplated hereby is consummated as promptly as practicable after and, in any event, on the same day as the consummation of the Green Spring Initial Acquisition, and (c) each of the other conditions precedent to the effectiveness of this Amendment set forth in Section 5(b) hereof is satisfied on and as of the date of the consummation of the Green Spring Initial Acquisition.

                  Section 7. Status of Credit Documents. This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as ex pressly modified hereby, the terms, provisions and conditions of the Credit Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

                  Section 8. Counterparts. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

                  Section 9. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE
LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE
CONFLICT OF LAW PRINCIPLES THEREOF).

                  IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute and deliver this Amendment No. 6 to the Second Amended and Restated Credit Agreement as of the date first above written.

                                            CHARTER MEDICAL CORPORATION


                                            By:________________________
                                      Name:
                                     Title:


                                            BANKERS TRUST COMPANY,
                                              as Agent and a Lender


                                            By:________________________
                                      Name:
                                     Title:


                                            FIRST UNION NATIONAL BANK OF
                                              NORTH CAROLINA, as Co-Agent
                                  and a Lender


                                            By:________________________
                                      Name:
                                     Title:


                                            BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION


                                            By:________________________
                                      Name:
                                     Title:

                                 BANK OF IRELAND


                                            By:________________________
                                      Name:
                                     Title:


                                CREDIT LYONNAIS,
                                              Cayman Islands Branch


                                            By:________________________
                                      Name:
                                     Title:


                                            DRESDNER BANK AG, New York and
                                              Grand Cayman Islands Branches


                                            By:________________________
                                      Name:
                                     Title:


                                            By:________________________
                                      Name:
                                     Title:


                                            GENERAL ELECTRIC CAPITAL
                                   CORPORATION


                                            By:________________________
                                      Name:
                                     Title:

                                            GIROCREDIT BANK AG DER
                                   SPARKESSEN


                                            By:________________________
                                      Name:
                                     Title:

                                            THE BANK OF NEW YORK


                                            By:________________________
                                      Name:
                                     Title:


                                            THE MITSUBISHI BANK, LIMITED,
                                              New York Branch


                                            By:________________________
                                      Name:
                                     Title:

Consented and agreed to as of the date first above written by each of the entities listed on Schedule I hereto:


By:____________________
   Name:
   Title:              ,
                  of each of the entities
                  listed on Schedule I hereto